UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: February 17, 2015

(Date of earliest event reported)

VERIZON COMMUNICATIONS INC.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-8606 (Commission File Number)	23-2259884 (I.R.S. Employer Identification No.)

1095 Avenue of the Americas New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (212) 395-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 17, 2015, Verizon Communications Inc. (Verizon) reorganized its operating structure. John G. Stratton, age 53, formerly Verizon’s Executive Vice President and President – Global Enterprise and Consumer Wireline, has been appointed to a new role as Executive Vice President and President of Operations, with operational responsibility for Verizon’s wireless and wireline businesses. Mr. Stratton will continue to report to Lowell C. McAdam, Chairman and Chief Executive Officer of Verizon.

Daniel S. Mead, age 61, formerly Verizon’s Executive Vice President and President and Chief Executive Officer – Verizon Wireless, has been appointed to a new role as Executive Vice President and President of Strategic Initiatives, with responsibility for directing the transfer of Verizon’s wireline operations in California, Florida and Texas to Frontier Communications Corporation. Mr. Mead will continue to report to Lowell C. McAdam, Chairman and Chief Executive Officer of Verizon. Mr. Mead expects to retire following the completion of the strategic initiatives on which he is working.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: February 18, 2015

Verizon Communications Inc.
(Registrant)

/s/ William L. Horton, Jr.
William L. Horton, Jr. Senior Vice President, Deputy General Counsel and Corporate Secretary